EXHIBIT 99.2

77KIDS

HISTORICAL STATEMENTS OF OPERATIONS (1)

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	Fiscal 2011 Quarterly Periods Ended
	April 30,	% of	July 30,	% of	October 29,	% of	January 28,	% of
	2011	Sales	2011	Sales	2011	Sales	2012	Sales
Net sales	$6,478	100.0%	$6,583	100.0%	$12,407	100.0%	$14,285	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	8,536	131.8%	10,700	162.5%	15,695	126.5%	21,075	147.5%

Gross profit	(2,058)	-31.8%	(4,117)	-62.5%	(3,288)	-26.5%	(6,790)	-47.5%
Selling, general and administrative expenses	3,239	50.0%	3,986	60.6%	4,896	39.5%	5,584	39.1%
Loss on impairment of assets	—	0.0%	—	0.0%	—	0.0%	1,552	10.9%
Depreciation and amortization	444	6.8%	678	10.3%	784	6.3%	783	5.5%

Operating loss	(5,741)	-88.6%	(8,781)	-133.4%	(8,968)	-72.3%	(14,709)	-103.0%
Other income, net	—	0.0%	—	0.0%	—	0.0%	—	0.0%

Loss before income taxes	(5,741)	-88.6%	(8,781)	-133.4%	(8,968)	-72.3%	(14,709)	-103.0%
Benefit for income taxes	(2,195)	-33.9%	(3,358)	-51.0%	(3,444)	-27.8%	(5,628)	-39.4%

Net loss	$(3,546)	-54.7%	(5,423)	-82.4%	(5,524)	-44.5%	(9,081)	-63.6%

Net loss per basic common share	$(0.02)		$(0.03)		$(0.03)		$(0.05)

Net loss per diluted common share	$(0.02)		$(0.03)		$(0.03)		$(0.05)

Weighted average common shares outstanding—basic	194,683		194,909		194,378		193,798
Weighted average common shares outstanding—diluted	196,633		196,578		195,985		195,913

	Fiscal 2010 Quarterly Periods Ended
	May 1,	% of	July 31,	% of	October 30,	% of	January 29,	% of
	2010	Sales	2010	Sales	2010	Sales	2011	Sales
Net sales	$3,342	100.0%	$2,761	100.0%	$6,658	100.0%	$9,504	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	4,769	142.7%	4,363	158.0%	9,769	146.7%	14,556	153.2%

Gross profit	(1,427)	-42.7%	(1,602)	-58.0%	(3,111)	-46.7%	(5,052)	-53.2%
Selling, general and administrative expenses	1,578	47.2%	1,752	63.5%	3,509	52.7%	3,434	36.1%
Depreciation and amortization	71	2.1%	98	3.5%	270	4.1%	387	4.1%

Operating loss	(3,076)	-92.0%	(3,452)	-125.0%	(6,890)	-103.5%	(8,873)	-93.4%
Other income, net	—	0.0%	—	0.0%	—	0.0%	—	0.0%

Loss before income taxes	(3,076)	-92.0%	(3,452)	-125.0%	(6,890)	-103.5%	(8,873)	-93.4%
Benefit for income taxes	(1,169)	-35.0%	(1,304)	-47.2%	(2,630)	-39.5%	(3,391)	-35.7%

Net loss	$(1,907)	-57.2%	(2,148)	-77.8%	(4,260)	-64.0%	(5,482)	-57.7%

Net loss per basic common share	$(0.01)		$(0.01)		$(0.02)		$(0.03)

Net loss per diluted common share	$(0.01)		$(0.01)		$(0.02)		$(0.03)

Weighted average common shares outstanding—basic	207,718		201,764		195,590		194,878
Weighted average common shares outstanding—diluted	210,285		203,153		197,323		196,789

(1)	Represents 77kids store and online business operating results, as well as home office and other costs directly attributable to 77kids operations.